Exhibit 99.1

                                [GRAPHIC OMITTED]


Contact:     Peter M. Holland
             Chief Financial Officer
             (740) 772-8547


                      HORIZON PCS ANNOUNCES STRONG RESULTS
                   FOR THIRD QUARTER ENDED SEPTEMBER 30, 2001,
               HIGHLIGHTED BY OVER 40,000 NET SUBSCRIBER ADDITIONS
                           --------------------------
                Subscriber Base Grows 38 Percent to 146,641


CHILLICOTHE, OH (November 12, 2001) -- Horizon PCS, Inc., a Sprint PCS (NYSE:PCS) Network Partner, today announced record results for the third quarter and nine months ended September 30, 2001. Continued strong subscriber growth led to a 42% increase in total operating revenue. The company's other key operational and financial metrics continued to meet or exceed expectations.

----------------------------------------------------------------------------------------------------------------------
                                                       Third Quarter Highlights
----------------------------------------------------------------------------------------------------------------------
                        3 Months Ended    9 Months Ended                           3 Months Ended     9 Months Ended
                        September 30,     September 30,                             September 30,     September 30,
                        -----------------------------------                        -----------------------------------
(in $000's)              2001      2000      2001     2000                            2001     2000     2001     2000
----------------------------------------------------------------------------------------------------------------------
Total Revenues          $35,204   $7,442   $79,229  $16,384 Ending PCS Subscribers  146,641  36,007   146,641   36,007
----------------------------------------------------------------------------------------------------------------------
EBITDA                 ($17,935)($10,319) ($46,967)($21,663)Net PCS Subscriber Adds  40,373   9,027    80,194   22,258
----------------------------------------------------------------------------------------------------------------------
Net Loss                $31,503  $17,862   $83,601  $19,679 PCS Churn                   2.1%    3.9%      2.1%     2.6%
----------------------------------------------------------------------------------------------------------------------
Capital Expenditures    $24,331  $40,002   $90,351  $49,810 PCS ARPU                    $88     $77       $84      $71
----------------------------------------------------------------------------------------------------------------------


     o Horizon PCS added a record 40,373 net new subscribers in the third quarter, bringing the subscriber base to 146,641 at the end of the third quarter, an increase of 38% from the second quarter.

     o    As of September 30, 2001,  the company had launched  service  covering
          6.7 million residents or approximately 66% of the total population in its territory. The company had 987 cell sites (which includes 458 sites in the NTELOS network).

     o Average monthly revenue per subscriber (ARPU), including roaming, was $88 for the third quarter and $84 for the year-to-date period. ARPU, excluding roaming, was $57 for the quarter and $55 for the first nine months of 2001.

     o Churn, excluding 30-day returns, was approximately 2.1% for the third quarter of 2001 and for the year-to-date period.

     o Cost per gross add (CPGA) was $307 for the third quarter and $337 for the nine months ended September 30, 2001.

     o As of September 30, 2001, Horizon marketed Sprint PCS service through 30 company stores and approximately 376 national outlets, regional retailers and local agents.

     o Total operating revenues were $35.2 million for the quarter ended September 30, 2001, a 42% increase over second quarter 2001 total operating revenues, and $79.2 million for the nine months ended September 30, 2001.

                                       -MORE-

     o For the three and nine months ended September 30, 2001, roaming revenue from the company's portion of the Sprint PCS network was $11.8 million and $25.6 million, respectively. Roaming expense for the three and nine months ended September 30, 2001, was $9.1 million and $20.8 million, respectively.

     o Monthly average minutes of use for the third quarter were 602 per average subscriber with roaming and 463 without roaming.

Commenting on the results, William A. McKell, chairman, president and CEO, said, "We were very pleased with our progress during the third quarter. The network build-out currently covers approximately 6.7 million POPs, or 66% of our network. Net subscriber additions exceeded our projections for the quarter and our subscriber count has more than doubled since the beginning of the year. Roaming revenues exceeded our forecasted range for the third quarter. ARPU, excluding roaming, was at the higher end of our forecasted range and churn remains low as we continue to offer top-quality Sprint PCS products and value-added services. We expect continued strong subscriber growth in the fourth quarter, completing another full year of excellent progress for our company."

Earnings before interest, taxes, depreciation and amortization, and non-cash compensation charges (EBITDA) was negative $17.9 for the third quarter of 2001 compared with negative $10.3 million for the second quarter of 2001. EBITDA was negative $47.0 million through the first nine months of 2001. Excluding a non-recurring charge of $1.3 million of costs related to pursuing strategic business alternatives, EBITDA was negative $45.7 million for the nine months ended September 30, 2001.

At the end of the third quarter, Horizon had cash and cash equivalents of $38.2 million. The company also had $200 million available under its bank credit facility. Capital expenditures were $24.3 million for the third quarter and $90.4 million for the year-to-date period.

The company indicated that, based on current preliminary information and internal projections, it is providing guidance for the fourth fiscal quarter of 2001 ending December 31, 2001, as follows:

     o Net subscriber additions ("net adds") are expected to be 48,000 to 53,000.

     o ARPU, excluding roaming, is expected to be $52 to $55. This decrease from the third quarter is a result of holiday buying patterns leading to higher net subscriber activations late in the fourth quarter.

     o Churn, net of 30-day returns, is expected to be 2.4 percent to 2.7 percent.

     o    CPGA is projected to be $340 to $360.

     o Roaming revenue is forecasted to be approximately $8.0 million to $10.0 million, including a rate decrease from 15 to 12 cents.

     o Roaming expense is projected to be approximately $6.0 million to $8.0 million, including a rate decrease from, 15 to 12 cents.

     o EBITDA losses, excluding non-cash compensation charges, are forecasted to be approximately $24.0 million to $26.0 million.

Third Quarter Conference Call Schedule
Horizon PCS will conduct a conference call tomorrow morning, November 13, 2001, at 10:00 a.m. Eastern time to discuss this press release. A live broadcast of the conference call will be available by dialing (913) 981-5509 or online at www.horizonpcs.com. To listen to the live call via the Internet, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available from approximately two hours after the live call ends until November 15, either through the Internet site listed above or by dialing
(719) 457-0820, and entering 774511 when prompted for the access code.


                                       -MORE-

About Horizon

Horizon PCS is one of the largest Sprint PCS affiliates, based on its exclusive right to market Sprint PCS products and services to a total population of over
10.2 million in portions of 12 contiguous states. Its markets are located between Sprint PCS' Chicago, New York and Raleigh/Durham markets and connect or are adjacent to 15 major Sprint PCS markets that have a total population of over 59 million. As a Sprint PCS affiliate, Horizon markets wireless mobile communications network products and services under the Sprint PCS brand name. Horizon offers the same national pricing plans and uses the same sales and marketing strategies and national distribution channels that have made Sprint PCS the fastest growing wireless company in the country. For more information, visit the Horizon PCS web site at http://www.horizonpcs.com/.

About Sprint
Sprint is a global communications company serving 23 million business and residential customers in more than 70 countries. With more than 80,000 employees worldwide and $23 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state of the art network technologies, including the United States' first nationwide all-digital, fiber-optic network. Sprint's award-winning Tier 1 Internet backbone is being extended to key global markets to provide customers with a broad portfolio of scaleable IP products. Sprint's high-capacity, high-speed network gives customers fast, dependable, non-stop access to the vast majority of the world's Internet content. Sprint also operates the largest 100-percent digital, nationwide PCS wireless network in the United States, already serving the majority of the nation's metropolitan areas including more than 4,000 cities and communities.

For more information, visit the Sprint PCS web site at http://www.sprintpcs.com.

This press release contains statements about future events and expectations that are forward-looking statements. Any statement in this press release that is not a statement of historical fact may be deemed to be a forward-looking statement, which involves known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For example, projections of net adds, ARPU, churn, roaming revenue and expense, and EBITDA losses may prove inaccurate due to factors such as the impact of competition, the availability of handsets and delays in our network build-out. For further information on the risks inherent in Horizon PCS' business see "Risk Factors" in
Item 5 of Forms 10-Q for the second and third quarter.


                                       -MORE-

                                HORIZON PCS, INC.
                           Consolidated Balance Sheets

                                                                                 September 30,       December 31,
                                                                                     2001                2000
                                                                                ---------------    ----------------

ASSETS
Current Assets:
Cash and cash equivalents                                                       $    38,205,004    $    191,417,394
Accounts receivable - subscriber                                                     10,302,927           3,259,634
Interest receivable, prepayments and other                                            1,339,551           4,338,578
Receivable from affiliate                                                                    --             741,453
Equipment inventory                                                                   3,569,423           3,850,335
Short-term investments                                                                       --           2,895,646
                                                                                ---------------    ----------------
        Total current assets                                                         53,416,905         206,503,040
                                                                                ---------------    ----------------

Investments and Other Assets:
Investment in Parent                                                                         --           1,120,262
Intangible assets, net                                                               50,743,769          52,879,934
Unamortized debt expense and other                                                   17,438,200          14,855,469
                                                                                ---------------    ----------------
        Total investments and other assets                                           68,181,969          68,855,665
                                                                                ---------------    ----------------

Property and Equipment:
In service                                                                          154,569,691          72,017,575
Less accumulated depreciation                                                       (20,095,260)         (9,259,862)
                                                                                ---------------    ----------------
        Property and equipment in service, net                                      134,474,431          62,757,713

Construction in progress                                                             58,984,470          46,944,132
                                                                                ---------------    ----------------
        Total property and equipment                                                193,458,901         109,701,845
                                                                                ---------------    ----------------
        Total assets                                                            $   315,057,775    $    385,060,550
                                                                                ===============    ================




                            (Continued on Next Page)

                                HORIZON PCS, INC.
                           Consolidated Balance Sheets
                                   (Continued)

                                                                                 September 30,       December 31,
                                                                                     2001                2000
                                                                                ---------------    ----------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities                                        $    28,073,645    $     42,762,050
Payable to Parent                                                                       338,142             427,747
Payable to affiliates                                                                   719,477           1,114,727
                                                                                ---------------    ----------------
        Total current liabilities                                                    29,131,264          44,304,524
                                                                                ---------------    ----------------

Deferred Credits and Other Long-term Liabilities:
Long-term debt                                                                      202,701,070         185,283,104
Deferred income and other liabilities                                                11,811,646           8,712,404
                                                                                ---------------    ----------------
        Total deferred credits and other long-term liabilities                      214,512,716         193,995,508
                                                                                ---------------    ----------------
        Total liabilities                                                           243,643,980         238,300,032
                                                                                ---------------    ----------------

Commitments and Contingencies

Convertible Preferred Stock                                                         142,588,842         134,421,881

Stockholders' Equity (Deficit):
Preferred stock                                                                              --                  --
Common stock - class A                                                                       --                  --
Common stock - class B                                                                    5,849               5,849
Treasury stock - class B                                                               (111,061)           (111,061)
Accumulated other comprehensive income (loss)                                          (679,181)                 --
Additional paid-in capital                                                           91,852,117          91,617,653
Deferred stock compensation                                                          (1,743,733)         (2,275,444)
Retained deficit                                                                   (160,499,038)        (76,898,360)
                                                                                ---------------    ----------------

        Total stockholders' equity (deficit)                                        (71,175,047)         12,338,637
                                                                                ---------------    ----------------

Total liabilities and stockholders' equity (deficit)                            $   315,057,775    $    385,060,550
                                                                                ===============    ================

                                HORIZON PCS, INC.
                      Consolidated Statements of Operations

                                                   For the Three Months Ended          For the Nine Months Ended
                                                          September 30,                      September 30,
                                                 --------------------------------   --------------------------------
                                                     2001               2000             2001              2000
                                                 --------------   ---------------   --------------   ---------------
Operating Revenues:
   Subscriber revenues                           $   21,390,868   $     4,977,081   $   48,988,849   $    10,887,364
   Roaming revenues                                  11,792,956         1,815,699       25,645,305         3,751,911
   Equipment revenues                                 2,020,282           649,630        4,595,019         1,744,875
                                                 --------------   ---------------   --------------   ---------------
     Total operating revenues                        35,204,106         7,442,410       79,229,173        16,384,150
                                                 --------------   ---------------   --------------   ---------------

Operating Expenses:
   Cost of services                                  28,653,596         7,506,243       67,164,170        16,229,777
   Cost of equipment                                  4,125,835         2,118,308        8,628,244         5,138,209
   Selling and marketing                             13,189,111         4,343,890       31,162,496         8,536,082
   General and administrative expenses                7,170,322         3,793,284       19,240,851         8,142,731
   Non-cash compensation expense                        177,237           151,427        1,256,611           323,666
   Depreciation and amortization                      5,158,645         1,687,511       12,980,231         3,466,854
                                                 --------------   ---------------   --------------   ---------------
     Total operating expenses                        58,474,746        19,600,663      140,432,603        41,837,319
                                                 --------------   ---------------   --------------   ---------------

Operating loss                                      (23,270,640)      (12,158,253)     (61,203,430)      (25,453,169)

Gain (loss) on exchange of stock                             --         1,037,666         (399,673)       11,550,866
Interest income and other, net                          580,822           443,037        4,846,253           973,554
Interest expense, net                                (5,996,762)       (1,823,270)     (18,674,198)       (3,561,389)
                                                 --------------   ---------------   --------------   ---------------

Loss on continuing operations before income
   tax expense                                      (28,686,580)      (12,500,820)     (75,431,048)      (16,490,138)
Income tax expense                                           --         4,874,910               --         2,844,275
                                                 --------------   ---------------   --------------   ---------------

Loss on continuing operations                       (28,686,580)      (17,375,730)     (75,431,048)      (19,334,413)

Discontinued Operations:
   Income from discontinued operations, net                  --                --               --           141,245
                                                 --------------   ---------------   --------------   ---------------
Loss before extraordinary item                      (28,686,580)      (17,375,730)     (75,431,048)      (19,193,168)
Extraordinary loss, net                                      --          (486,323)              --          (486,323)
                                                 --------------   ---------------   --------------   ---------------

Net loss                                            (28,686,580)      (17,862,053)     (75,431,048)      (19,679,491)
Preferred stock dividend                             (2,816,053)               --       (8,169,630)               --
                                                 --------------   ---------------   --------------   ---------------

Net loss available to common stockholders        $  (31,502,633)  $   (17,862,053)  $  (83,600,678)  $   (19,679,491)
                                                 ==============   ===============   ==============   ===============

Basic and diluted loss per share:
   Basic and diluted loss per share from
     continuing operations                       $        (0.54)  $        (0.30)   $        (1.43)  $        (0.35)
   Basic and diluted income per share from
     discontinued operations                                 --                --               --               --
Basic and diluted loss per share from
     extraordinary item                                      --            (0.01)               --            (0.01)
                                                 --------------   ---------------   --------------   --------------
   Net loss                                      $        (0.54)  $        (0.31)   $        (1.43)  $        (0.36)
                                                 ==============   ===============   ==============   ==============
   Weighted average shares outstanding               58,471,934        58,485,000       58,471,934        55,417,787
                                                 ==============   ===============   ==============   ===============


                                HORIZON PCS, INC.
             Consolidated Statements of Comprehensive Income (Loss)

                                                   For the Three Months Ended          For the Nine Months Ended
                                                          September 30,                      September 30,
                                                 --------------------------------   --------------------------------
                                                     2001               2000           2001                2000
                                                 --------------   ---------------   --------------   ---------------

Net loss available to common stockholders        $ (31,502,633)   $  (17,862,053)   $ (83,600,678)   $  (19,679,491)

Other comprehensive loss:
    Net unrealized loss on derivative
      instruments                                     (326,108)               --         (679,181)               --
                                                 -------------    --------------    -------------    --------------

Total comprehensive loss                         $ (31,828,741)   $  (17,862,053)   $ (84,279,859)   $  (19,679,491)
                                                 =============    ==============    =============    ==============


                                HORIZON PCS, INC.
                      Consolidated Statements of Cash Flows

                                                                                     For the Nine Months Ended
                                                                                           September 30,
Net Cash Flows Used In Operating Activities:                                         2001                2000
                                                                                ---------------    ----------------
     Net loss                                                                   $   (75,431,048)   $    (19,679,491)
     Adjustments to reconcile net loss of net cash provided by (used in)
        operating activities, net of effect of acquisition:
     Depreciation and amortization                                                   12,980,231           3,521,469
     Non-cash interest expense                                                       13,804,012             775,540
     Non-cash compensation expense                                                    1,256,611             323,666
     Other non-cash expense                                                             234,464             809,566
     (Gain) loss on exchange of stock                                                   399,673         (11,550,866)
     Extraordinary loss                                                                      --             486,323
     Loss on disposal of fixed assets                                                        --            (268,089)
     Uncollectible receivables                                                        3,780,912             793,893
     Change in assets, (increase) decrease:
       Accounts receivable                                                          (10,824,205)         (2,497,782)
       Equipment inventory, at cost                                                     280,912          (1,173,432)
       Interest, prepayments and other                                                2,999,026            (225,953)
     Change in liabilities, increase (decrease):
       Accounts payable, net                                                        (10,370,954)            816,185
       Accrued liabilities                                                           (3,964,560)         19,774,939
       Accrued interest                                                                (352,891)             72,917
       Postretirement benefit obligation                                                156,753             326,275
     Change in intercompany payable (receivable)                                        153,869           8,888,182
     Change in other assets and liabilities, net                                        411,398             169,210
                                                                                ---------------    ----------------
       Total adjustments                                                             10,945,251          21,042,043
                                                                                ---------------    ----------------
           Net cash provided by (used in) operating activities                      (64,485,797)          1,362,552
                                                                                ---------------    ----------------

Cash Flows from Investing Activities:
   Capital expenditures, net                                                        (90,350,650)        (49,809,628)
   Investment in Parent                                                                      --         (11,835,000)
   Dividend received                                                                     (4,311)                 --
   Proceeds from sale of fixed assets                                                        --             702,000
   Notes payable for investment in joint venture - repayments                                --          (1,032,000)
   Proceeds from return of investments in RTFC subordinated capital certificates      2,895,646                  --
   Cash acquired in acquisition of BPCS                                                      --           4,926,803
   Equity in investments, net                                                                --              28,555
                                                                                ---------------    ----------------
           Net cash used in investing activities                                    (87,459,315)        (57,019,270)
                                                                                ---------------    ----------------

Cash Flows from Financing Activities:
   Capital contributions                                                                     --           1,310,462
   Repurchase of class B common stock                                                        --            (111,061)
   Dividends paid                                                                            --             (18,309)
   Intercompany advances                                                                (89,605)         (4,307,269)
   Convertible preferred stock                                                               --         126,500,000
   Stock issuance costs                                                                      --          (7,009,822)
   Deferred financing fees and other                                                 (1,177,673)        (14,630,843)
   Notes payable - borrowings                                                                --         189,539,942
                                                                                ---------------    ----------------
           Net cash provided by (used in) financing activities                       (1,267,278)        291,273,100
                                                                                ---------------    ----------------

Net Increase (Decrease) in Cash and Cash Equivalents                               (153,212,390)        235,616,382
Cash and Cash Equivalents, Beginning of Period                                      191,417,394             146,806
                                                                                ---------------    ----------------
Cash and Cash Equivalents, End of Period                                        $    38,205,004    $    235,763,188
                                                                                ===============    ================




1412690v1